Exhibit 99.2

January 27, 2004

VIA FEDERAL EXPRESS

Mr. W. Michael Smith
Executive Vice President & Chief Operating Officer
Minorplanet Systems USA Inc.
Suite 100, 1155 Kas Drive
Richardson, Texas 75081-1999

     RE:   Binding Letter Agreement

Dear Mr. Smith:

     This binding Agreement (this “Agreement”) sets forth the terms of certain agreements we have reached with each other regarding certain contemplated transactions involving HFS Capital Private Equity Fund LLC and other accredited investors represented by HFS (collectively referred to as “HFS”), and Minorplanet Systems USA, Inc., a Delaware corporation (“MPUSA”). More specifically, we have reached certain agreements relating to the provision of convertible financing by HFS to MPUSA (the “Transaction”).

     In consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Loan. At the Closing (as defined in Paragraph 5 below), HFS shall provide to MPUSA a loan in the minimum amount of $1,250,000.00 United States Dollars (the “Loan”). The Loan shall be evidenced by a convertible promissory note payable to the order of HFS on a date which is three (3) years subsequent to the Closing (such date being the “Maturity Date”). The Loan will bear interest at twelve percent (12%) per annum. In accordance with the Note, MPUSA shall pay to HFS thirty-six (36) monthly payments of accrued interest on the principal amount with the initial interest payment being due on a date which is thirty (30) days subsequent to the Closing and each additional interest payment being due thirty (30) days thereafter with the payment of all accrued but unpaid interest and principal being due on the Maturity Date.

a.	HFS shall deliver to MPUSA the $1,250,000.00 in immediately available funds in accordance with the terms and conditions of this Agreement and the Note within seven (7) days of the Closing.

b.	The proceeds of the Loan shall be used by MPUSA as determined by the Board of Directors of MPUSA in accordance with their fiduciary duties.

2.	Prepayment of Loan by MPUSA. Following the initial year of repayment of the Note, MPUSA reserves the right to prepay, by sending a written notice to HFS (the “Prepayment Notice”), prior to the Maturity Date, all or any part of the principal or accrued interest on this Note without premium or penalty, and interest shall immediately cease to accrue on any principal amount so paid. Within fifteen (15) days of HFS’s receipt of a Prepayment Notice, HFS, may in its sole discretion, demand repayment of such portion of the accrued interest and unpaid principal on the Note in such number of shares of Common Stock of MPUSA, par value $.01 per share (the “Common Stock”), whose Market Value (as defined below), when discounted by 15%, equals the amount of accrued interest and principal being repaid. For purposes of the conversion, the Market Value of a share of Common Stock shall be based upon the weighted average of the

Mr. W. Michael Smith
Executive Vice President & Chief Operating Officer
Minorplanet Systems USA Inc.
January 27, 2004

closing price of the Common Stock for the five (5) trading days immediately preceding the conversion date and the five (5) trading days immediately subsequent to the conversion date.

3.	Conversion to Common Stock at HFS Option. HFS, may in its sole discretion, at any time prior to the Maturity Date, demand repayment of such portion of the accrued interest and unpaid principal on the Note in such number of shares of Common Stock, whose Market Value (as defined in Paragraph 2 above), when discounted by twenty percent (20%) if converted in year 1 of the repayment of the Note or discounted by fifteen percent (15%) if converted subsequent to year 1 of repayment of the Note, equals the amount of accrued interest and principal being repaid.

4.	Commissions. MPUSA shall pay to HFS or its designee a commission in an amount equal to four percent (4%) of the principal amount of the Note due upon MPUSA’s receipt of the proceeds of the Loan following Closing.

5.	Designation of Board Director. At Closing of the Loan, subject to the approval of the United States Bankruptcy Court, MPUSA’s board of directors shall execute any documents or instruments or pass any corporate resolutions necessary to appoint to the board of directors of MPUSA one additional director designated by HFS (“Additional Designee”) unless otherwise prohibited, based on the written advice of outside counsel, by the rules and regulations of the Nasdaq Stock Exchange, the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Act. This Additional Designee shall serve on the MPUSA Board until the Note is repaid in cash or repaid by conversion to Common Stock.

6.	Closing. The closing of the Transactions (the “Closing”) shall occur at the offices of MPUSA, 1155 Kas Drive, Suite 100, Richardson, Texas, 75081, as soon as practicable after each of the conditions to Closing set forth in Paragraphs 5 and 6 hereof are satisfied or waived in writing (and in no event later than three (3) days thereafter), or at such other place upon which MPUSA and HFS may mutually agree in writing. In the event that the Closing has not occurred by March 31, 2004, any party to this Agreement may at its sole discretion decide to terminate this Agreement and its obligations hereunder by giving notice to the other parties hereto, without assuming any further obligations or liabilities to the other parties hereto.

7.	HFS Conditions to Closing. The performance of the obligations of HFS hereunder, including, without limitation, the obligation to make the Loan to MPUSA, is subject to the fulfillment at or prior to the Closing of each of the following conditions (all or any of which conditions may be waived in whole or in part by HFS):

a.	MPUSA shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by MPUSA prior to or at the Closing.

b.	MPUSA shall have filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code and shall have obtained the approval by the United States Bankruptcy Court to consummate this Agreement as a post petition obligation of the debtor-in-possession.

8.	MPUSA Conditions to Closing. The performance of the obligations of MPUSA hereunder is subject to the fulfillment at or prior to the Closing of each of the following conditions (all or any of which conditions may be waived in whole or in part by MPUSA):

a.	HFS shall have each performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by HFS prior to or at the Closing.

Mr. W. Michael Smith
Executive Vice President & Chief Operating Officer
Minorplanet Systems USA Inc.
January 27, 2004

b.	MPUSA shall have filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code and shall have obtained the approval by the United States Bankruptcy Court to consummate this Agreement as a post petition obligation of the debtor-in-possession.

9.	Representations of MPUSA.

a.	MPUSA has all requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by MPUSA and constitutes the valid and binding agreements of MPUSA, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

b.	The execution, delivery and performance of this Agreement by MPUSA and each of the other documents and instruments required to be entered into pursuant to this Agreement by MPUSA: (a) will not violate or conflict with any provision of the organizational documents of MPUSA including, but not limited to, its Certificate of Incorporation or Bylaws of MPUSA, each as amended then to date (b) will not conflict with or constitute a violation by MPUSA of any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to MPUSA the enforcement of which would have a material adverse effect on MPUSA or on MPUSA’s ability to perform its obligations hereunder or the ability of MPUSA to consummate the Transactions, and (c) will not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with, constitute grounds for termination of, or accelerate the performance required by, or result in a breach or default of the terms, conditions or provisions of, or constitute a default under any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, commitment, waiver, exemption, order, obligation, lease, sublease, undertaking, agreement, offer or other instrument, which violation, conflict, termination, acceleration, breach or default would, individually or in the aggregate, have a material adverse effect on MPUSA or on the ability of MPUSA to perform its obligations hereunder or the ability of MPUSA to consummate the Transaction. Other than the approval of the United States Bankruptcy Court, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to MPUSA in connection with the execution and delivery of this Agreement.

c.	MPUSA has filed all reports, schedules, forms, statements and other documents required to be filed by MPUSA with the Securities and Exchange Commission (the “SEC”) since January 14, 2004 through the date of this Agreement, including all exhibits thereto (“SEC Reports”). All of the SEC Reports have been filed using the SEC’s Electronic Data Gathering and Retrieval System. None of the SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained, and none of MPUSA’s subsequent filings (“Subsequent Filings”) made after the date of this Agreement amending or superseding any SEC Reports and any reports, schedules, forms, statements, proxy statements or other documents (including in each case, exhibits, schedules, amendments or supplements thereto and any other information incorporated by reference therein) filed with the SEC after the date of this Agreement will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

d.	Each of the financial statements (including the related notes) included in the SEC Reports and the Subsequent Filings presents or will present fairly, in all material respects, the consolidated

Mr. W. Michael Smith
Executive Vice President & Chief Operating Officer
Minorplanet Systems USA Inc.
January 27, 2004

financial position and consolidated results of operations of MPUSA as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles (“GAAP”) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount, and except that the unaudited financial statements need not contain footnotes. Since August 31, 2003, there has been no material change in MPUSA’s accounting methods or principles except as described in the notes to the consolidated financial statements of MPUSA contained in the SEC Reports and Subsequent Filings. All of such SEC Reports and Subsequent Filings, as of their respective dates (and as of the date of any amendment to the respective SEC Reports), complied and will comply as to form in all material respects with the applicable requirements of the Securities Act and the Securities and Exchange Act of 1934 as amended (the “Act”),, and the rules and regulations promulgated thereunder.

10.	Representations of HFS. The following representations and warranties of HFS shall be true and correct as of the date of this Agreement and confirmed to be true and correct as of the Closing by delivery of an officer’s certificate stating that:

a.	HFS has all requisite corporate power and corporate authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by HFS and constitutes the valid and binding agreements of HFS, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

b.	The execution, delivery and performance of this Agreement by HFS and each of the other documents and instruments required to be entered into pursuant to this Agreement by HFS: (a) will not violate or conflict with any provision of the organizational documents of HFS (b) will not conflict with or constitute a violation by HFS of any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to HFS the enforcement of which would have a material adverse effect on HFS or on HFS’s ability to perform its obligations hereunder or the ability of HFS to consummate the Transaction, and (c) will not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with, constitute grounds for termination of, or accelerate the performance required by, or result in a breach or default of the terms, conditions or provisions of, or constitute a default under any contract, agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, commitment, waiver, exemption, order, obligation, lease, sublease, undertaking, agreement, offer or other instrument, which violation, conflict, termination, acceleration, breach or default would, individually or in the aggregate, have a material adverse effect on HFS or on the ability of HFS to perform its obligations hereunder or the ability of HFS to consummate the Transaction. Other than the approval of the United States Bankruptcy Court, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to MPUSA in connection with the execution and delivery of this Agreement.

c.	HFS represents, warrants and acknowledges to MPUSA that: (i) it is an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act, (ii) it will acquire the shares of Common Stock for its own account for the purpose of investment and not with a view toward resale or public distribution thereof, except in compliance with all applicable securities laws and regulations, whether foreign or domestic, (iii) the shares have not been registered under the Securities Act or applicable state or foreign securities laws, and that they must be held

Mr. W. Michael Smith
Executive Vice President & Chief Operating Officer
Minorplanet Systems USA Inc.
January 27, 2004

indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act and other applicable securities laws, or an exemption from such registration is available, (iv) it has such knowledge and experience as to be capable of evaluating the merits and risks of the investment in MPUSA and it is aware of the speculative nature of and risks of loss associated with such investment, and (v) it is able to bear the economic risk of an investment in the shares and is able to afford a complete loss of such investment.

11.	Expenses. Each of MPUSA and HFS shall be responsible for paying their own expenses, including legal fees and costs incurred, in connection with the negotiation and execution of this Agreement and all the agreements, and documents contemplated hereby.

12.	Board Approval; Successors in Interest. This Agreement shall be legally binding upon and inure to the benefit of all of the parties hereto and their successors and permitted assigns (for which written consent of the other parties is required). MPUSA represents and warrants to HFS that this Agreement has been duly approved by its board of directors, and HFS represents and warrants to MPUSA that this Agreement has been duly approved by their board of directors.

13.	Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which when taken together shall be considered one and the same instrument, and this Agreement shall become effective when such counterparts have been signed by each of the parties hereto and delivered to the other parties. The parties hereto agree that signatures of the parties and their duly authorized officers may be exchanged by facsimile transmission, and that such signatures shall be binding to the same extent, and have the same force and effect, as the exchange of original written signatures. The originals of such signatures shall be sent to the other parties hereto by overnight courier.

Sincerely,

HFS PRIVATE EQUITY PARTNERS LLC

By:	(x) Stephen CuUnjieng

Stephen CuUnjieng

Title: President & COO

Date: 1-27-04

AGREED TO & ACCEPTED:

MINORPLANET SYSTEMS USA, INC.

By:	(x) W. Michael Smith

W. Michael Smith

Title: Executive Vice President & Chief Operating Officer

Date: 1-24-04

CONVERTIBLE PROMISSORY NOTE

$1,250,000.00	February , 2004

     FOR VALUE RECEIVED, the undersigned, Minorplanet Systems USA, Inc., a corporation organized under the laws of the State of Delaware with a principal address of 1155 Kas Drive, Suite 100, Richardson, Texas, 75081 (“Maker”), hereby promises to pay to the order of HFS Capital Private Equity Fund LLC or its designees, with a principal address of 7918 Jones Branco Drive, Suite 600, McLean, Virginia, 22102 (collectively referred to as “Payee”), the principal sum of One Million, Two Hundred and Fifty Thousand and No/100 Dollars ($1,250,000.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with interest on the unpaid principal balance at the rate hereinafter provided, on February      , 2007 (the “Maturity Date”). This promissory note (this “Note”) is being executed and delivered by Maker pursuant to that certain Binding Letter Agreement between Maker and Payee dated January     , 2004 (the “Letter Agreement”).

     1.     Interest Rate. The outstanding principal balance of this Note shall bear interest prior to maturity at the rate of twelve percent (12%) per annum, which interest shall be simple and not compounded. All past due sums, both principal and interest, shall bear interest at the rate of fourteen percent (14%) per annum during the term hereof from the date such payment of principal and interest is due and owing until paid. The interest shall be computed for the actual number of days elapsed in a year consisting of a 365 or, if applicable, a 366 day year.

     2.     Payment of Interest. Accrued interest only on this Note shall be paid monthly, in 36 equal installments, with the first payment due and payable on      , 2004, and the final payment of all accrued and unpaid interest and outstanding principal, subject to reduction in the case of any prepayments as set forth below, shall be due and payable on the Maturity Date.

     3.     Prepayment of Loan by Maker. Following the initial year of repayment of the Note, Maker reserves the right to prepay, by sending a written notice to Payee (the “Prepayment Notice”), prior to the Maturity Date, all or any part of the principal or accrued interest on this Note without premium or penalty, and interest shall immediately cease to accrue on any principal amount so paid. Within fifteen (15) days of Payee’s receipt of a Prepayment Notice, Payee, may in its sole discretion, demand repayment of such portion of the accrued interest and unpaid principal on the Note in such number of shares of Common Stock of MPUSA, par value $.01 per share (the “Common Stock”), whose Market Value (as defined below), when discounted by fifteen percent (15%), equals the amount of accrued interest and principal being repaid. For purposes of the conversion, the Market Value of a share of Common Stock shall be based upon the weighted average of the closing price of the Common Stock for the five (5) trading days immediately preceding the conversion date and the five (5) trading days immediately subsequent to the conversion date.

     4.     Conversion to Common Stock at Payee Option. Payee, may in its sole discretion, at any time prior to the Maturity Date, demand repayment of such portion of the accrued interest and unpaid principal on the Note in such number of shares of Common Stock, whose Market Value (as defined in Paragraph 2 above), when discounted by twenty percent (20%) if converted in year 1 of the repayment of the Note or discounted by fifteen percent (15%) if converted subsequent to year 1 of repayment of the Note, equals the amount of accrued interest and principal being repaid.

     5.     Manner of Payments. All payments of principal and interest are payable to Payee at its address noted above, or at such other address as Payee may notify Maker in writing. All payments made on this Note shall be credited first to the discharge of any accrued but unpaid interest hereon and the balance, if any, to the reduction of the principal of this Note.

     6.     Event of Default. The occurrence of the following event shall constitute an Event of Default hereunder:

(a) Maker shall fail to pay the principal or interest due on this Note as and when same becomes due and payable in accordance with the terms hereof within ten (10) calendar days of its due date

     7.     Remedies Upon Default. Upon the occurrence of an Event of Default, the Payee may at its option declare the outstanding principal balance of this Note and any accrued, but unpaid interest thereon immediately due and payable by giving ten (10) day advance written notice.

     8.     Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof; nor shall a single or partial exercise of any other power or right operate as a waiver hereof. Failure of the holder hereof to exercise any right granted herein shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

     9.     Acceleration. The outstanding principal balance of this Note, including all accrued and unpaid interest, shall become immediately due and payable upon the occurrence of an Event of Default.

     10.     Limitation on Agreements. The parties hereto intend to conform strictly to applicable usury laws. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest, and all other amounts constituting interest hereunder, contracted for, charged or received by Payee hereunder or otherwise exceed the Maximum Rate. The term “Maximum Rate” as used herein shall mean the highest nonusurious rate of interest per annum permitted by applicable law on that date. If for any reason whatsoever interest would otherwise be in excess of the Maximum Rate, the interest contracted for, charged or payable to Payee shall be reduced automatically to the Maximum Rate. If Payee shall ever receive anything of value deemed interest under applicable law which would apart from this provision be in excess of the Maximum Rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. If at any time Maker believes that Payee has contracted for, charged, or received interest in excess of the Maximum Rate, then Maker shall give Payee written notice of such belief at the address provided herein and Payee shall have sixty (60) days from the date of such notice to cure the condition for which it was notified. All interest paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full actual term (including any renewal or extension) hereof so that the amount of interest hereunder does not exceed the Maximum Rate. The provisions of this paragraph shall control all existing and future agreements between Maker and Payee.

     11.     Venue and Governing Law. This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and shall be governed by the laws of the State of Texas, without regard to the conflicts of laws principles thereof. THE PARTIES AGREE THAT ANY DISPUTE UNDER THIS AGREEMENT SHALL BE BROUGHT BEFORE A COURT OF PROPER JURISDICTION IN DALLAS COUNTY, TEXAS.

     12.     Amendments. This Note may not be amended or modified except by another written agreement duly signed by Maker and Payee.

     13.     NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SECTION 26.02. THIS NOTE CONSTITUTES A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     14.     Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or sent by facsimile confirmed by regular mail, or delivered by overnight courier service to the addresses set forth above in the introductory paragraph of this Note, or such other address as any party hereto designates by written notice to all other parties hereto, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing if mailed, when actually received by the receiving party if sent by facsimile, or one business day after delivery to the courier, if delivered by overnight courier service.

     15.     No Assignment. This Note shall be binding upon and shall inure to the benefit of Maker and Payee and their respective successors and permitted assigns. Payee may not assign, pledge or transfer this Note or the shares of Common Stock into which this Note may be converted without the prior written consent of Maker.

     16.     Miscellaneous. The section headings appearing in this Note are for purposes of clarification and shall not be considered a part of this Note or in any way modify, amend or affect its provisions. Maker shall not assign any of its rights or transfer any of its obligations under this Note without first obtaining the written consent of Payee. Nothing in this Note is intended to benefit any creditor of the parties to this Note or to create any third party beneficiary hereto.

     17.     Conflicting Provisions. In the event of any conflict between the terms of this Note and the Purchase Agreement, the terms of this Note shall control.

     IN WITNESS WHEREOF, the undersigned Maker and Payee have caused this Note to be executed as of the date first above written.

MAKER:

MINORPLANET SYSTEMS USA, INC.

By:

W. Michael Smith
Executive Vice President & Chief Operating Officer

     Payee hereby acknowledges, and agrees to and accepts the terms and conditions of this Note.

PAYEE:

HFS PRIVATE EQUITY PARTNERS LLC

By:

Name:

Title: